                                                                   EXHIBIT 10.15

                             TAX SHARING AGREEMENT
                             ---------------------


          THIS TAX SHARING AGREEMENT (the "Agreement") is entered into this
day of    , 1996, by and among (i) CSK Group, Ltd., a Delaware corporation
("CSK"), (ii) CSK Holdings, Ltd., a Delaware corporation ("Holdings"), (iii) CSK Holdings II, Ltd., a Delaware corporation ("Holdings II"), (iv) CSK Auto, Inc., a Delaware corporation ("Auto"), and (v) each of the corporations identified at the end of this Agreement, which will be subsidiaries of Auto.

                              W I T N E S S E T H
                              -------------------

          WHEREAS, CSK owns all of the outstanding stock of Holdings, an intermediate holding company which will, directly or through Holdings II, own all of the outstanding stock of Auto; and

          WHEREAS, CSK, Holdings, Holdings II, Auto and others are members of an affiliated group of corporations that file consolidated federal income tax returns pursuant to Section 1501 et seq. of the Internal Revenue Code of 1986, as amended (the "Code"), some or all of which may file combined, consolidated or unitary tax returns for state or local taxes (such applicable corporations, as the context may require, are the "CSK Affiliated Group"); and

          WHEREAS, it is proposed that Auto stock be sold to persons who are not members of the CSK Affiliated Group pursuant to a public offering (the "Public Offering"); and

          WHEREAS, after the Public Offering, Auto will continue to be a member of the CSK Affiliated Group, and the parties desire to set forth their agreement regarding how the tax liability and tax benefits of the CSK Affiliated Group will be allocated among and shared by the members of the CSK Affiliated Group.

          NOW, THEREFORE, in consideration of the covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

          1.  Certain Definitions. The following terms shall have the following
              -------------------
meanings:

          "CSK Group" shall mean CSK and all direct and indirect subsidiaries of
           ---------
CSK, and any predecessors of such corporations (within the meaning of Treasury Regulation (S) 1.1502-1(f)(1)), which are or were eligible to be included in an affiliated group of corporations under Section 1504(a) of the Code of which CSK is the common parent, other than the Auto Group, or those members of the CSK Group that are included in the Combined State Tax Return filed by the CSK Affiliated Group for the tax year, as the context may require.

          "Combined State Tax Liability" shall mean the liability of the CSK
           ----------------------------
Affiliated Group, the Auto Group, or the CSK Group as the context may, for all state and local taxes computed on a combined, consolidated or unitary basis for the applicable period or periods, together with any and all interest, additions to tax, fines and penalties with respect thereto. State and local taxes include income taxes, franchise taxes, excise taxes, or net profits taxes. State and local taxes do not include sales, use, employment or withholding taxes.

          "Combined State Tax Return" shall mean any tax return filed or
           -------------------------
fileable by the CSK Affiliated Group on a combined, consolidated or unitary basis covering any Combined State Tax Liability.

          "Auto Group" shall mean Auto and all direct and indirect subsidiaries
           ----------
of Auto, and any predecessors of such corporations (within the meaning of Treasury Regulation (S) 1.1502-1(f)(1)), which would be or would have been eligible to be included in an affiliated group of corporations under (S) 1504(a) of the Code of which Auto would be the common parent if Auto were not a member of the CSK Affiliated Group, or those members of the Auto Group that are included in the Combined State Tax Return filed by the CSK Affiliated Group for the tax year, as the context may require.

          "Departing Member" shall mean a member of the CSK Group or the Auto
           ----------------
Group, as the case may be, which has ceased to be a member of the CSK Affiliated Group.

          "Federal Consolidated Tax Liability" shall mean the liability of the
           ----------------------------------
CSK Affiliated Group, the Auto Group, or the CSK Group, as the context may require, for all United States Federal income, environmental, excise, and alternative or add-on minimum tax for the applicable period or periods, together with any and all interest, additions to tax, fines and penalties with respect thereto.

          "Federal Consolidated Tax Return" shall mean any tax return filed or
           -------------------------------
fileable by the CSK Affiliated Group on a consolidated basis pursuant to the Code and the consolidated returns regulations promulgated thereunder, as the Code and such regulations shall be in effect from time to time.

          "Term of this Agreement" shall mean any period during which any member
           ----------------------
of the CSK Group and any member of the Auto Group are included in the CSK Affiliated Group, and as to each member of the CSK Group or the Auto Group, as the context may require, the period (i) commencing with and on the later of the date of this Agreement or the date on which such member becomes a member of such group and (ii) ending with and on the date such member becomes a Departing Member with respect to either the CSK Group or the Auto Group.

          "Treasury Regulations" shall mean the rules and regulations
           --------------------
promulgated from time to time under the Code.

          2.  Preparation and Filing of Tax Returns.
              -------------------------------------

     (a) For each tax year during the Term of this Agreement:

          (i) Auto and each other member of the Auto Group shall to the extent permitted by applicable law join in the filing by CSK of all Federal Consolidated Tax Returns and all Combined State Tax Returns which include the CSK Group (or are otherwise filed by CSK), and shall execute and file such consents, elections and other documents that CSK determines may be required or appropriate for the proper filing of such returns, and

          (ii) CSK shall file on behalf of the CSK Affiliated Group and each member thereof all such Federal Consolidated Tax Returns and Combined State Tax Returns and CSK shall pay all taxes required to be paid by virtue of the filing of such Federal Consolidated Tax Returns and Combined State Tax Returns, subject to Sections 3 and 4 hereof. CSK shall also be entitled to receive and retain, subject to Sections 3 and 4 hereof, any refunds of federal and state taxes relating to any Federal Consolidated Tax Return or Combined State Tax Return. CSK shall indemnify and hold the Auto Group harmless from and against any claims by the Internal Revenue Service or any state taxing authority in connection with the tax liability (including interest and penalties) of the CSK Affiliated Group (but CSK shall be entitled to receive from the Auto Group all amounts provided for under Sections 3 and 4 hereof).

     (b) CSK shall have sole and exclusive authority to make all determinations and elections, and Auto on behalf of the members of the Auto Group shall execute and file such consents, elections and other documents that CSK determines may be required or appropriate, regarding the treatment of any item or the taking of any position with respect to any item or transaction of Auto or any member of the Auto Group includable in the Federal Consolidated Tax Returns or the Combined State Tax Returns of the CSK Affiliated Group. All such determinations and elections shall be conclusive and binding upon Auto and each member of the Auto Group.

     (c) Auto shall cause any corporation which, becomes eligible to be included in the Auto Group to become a party to this Agreement.

     (d) The Auto Group and each member thereof shall prepare and deliver to CSK, on or before such dates as CSK reasonably shall determine, such information, in such form and scope and as may be reasonably requested from time to time by CSK, in order to permit CSK to prepare the Federal Consolidated Tax Returns and the Combined State Tax Returns of the CSK Affiliated Group and to calculate the Auto Group's share (actual and estimated) of (i) the Federal Consolidated Tax Liability and (ii) the Combined State Tax Liability of the CSK Affiliated Group, as well as any adjustments thereto pursuant to Sections 3 and 4 hereof.

   3.  Federal Consolidated Tax Liabilities.
       ------------------------------------

     (a) With respect to each tax year of the CSK Affiliated Group during the Term of this Agreement, Auto shall pay to CSK a sum equal to that portion of the Federal Consolidated Tax Liability of the CSK Affiliated Group for such tax year that is allocable to the Auto Group pursuant to the allocation method set forth in Treasury Regulations (S) 1.1552-1(a)(2) as if there were two members of the CSK Affiliated Group, with the Auto Group being the first member and the CSK Group being the second member.

     (b) With respect to each tax year of the CSK Affiliated Group during the Term of this Agreement, Auto shall pay to CSK a further sum equal to the amount, if any, by which (i) the Federal Consolidated Tax Liability of the Auto Group determined as if the Auto Group were a separate affiliated group filing a separate consolidated federal income tax return for such year exceeds (ii) the amount allocated to the Auto Group for such tax year pursuant to Section 3(a) hereof, computed in a manner similar to the percentage method set forth in Treasury Regulation (S)1.1502-33(d)(3) using 100%, as if there were two members of the CSK Affiliated Group, with the Auto Group being the first and the CSK Group being the second member.

     (c) With respect to each tax year of the CSK Affiliated Group during the Term of this Agreement, CSK shall pay to Auto the amount, if any, by which (i) the Federal Consolidated Tax Liability of the CSK Group determined as if the CSK Group were a separate affiliated group filing a separate consolidated Federal income tax return for such year exceeds (ii) the Federal Consolidated Tax Liability of the CSK Affiliated Group allocable to the CSK Group pursuant to
Section 3(a).

     (d) With respect to each tax year of the CSK Affiliated Group during the Term of this Agreement, Auto shall pay to CSK:

          (i) within five (5) business days after notice thereof from CSK the amounts payable under Sections 3(a) and 3(b) hereof, and

         (ii) after notice thereof from CSK but no earlier than three (3) business days prior to the date on which estimated tax payments on behalf of the CSK Affiliated Group would be required, the amount which CSK estimates would be payable by the Auto Group as estimated tax payments pursuant to
   Section 6655(d)(1)(A) and (B)(i) of the Code based upon a separate estimated tax liability for the Auto Group as determined pursuant to Section 3(b)(i) hereof.

     (e) With respect to each tax year of the CSK Affiliated Group during the Term of this Agreement, CSK shall pay to Auto the amount payable under Section 3(d) hereof within five (5) business days after the Federal Consolidated Tax Return is filed with respect to such tax year.

     (f) In the event that it shall be subsequently determined that Auto has over-paid, or CSK has under-paid, any amount payable under this Section 3 (whether such determination is made by CSK, is based upon the filing by CSK of any amended return or is based upon the results of any audit or the resolution of any tax controversy), then CSK shall promptly pay such difference to Auto. However, if it shall be subsequently determined that Auto has under-paid, or CSK has over-paid, any amounts payable under this Section 3 (whether such determination is made by CSK, is based upon the filing by CSK of any amended return or is based upon the results of any audit or the resolution of any tax controversy), Auto shall promptly pay to CSK such amount upon demand.

   4.  Combined State Tax Liabilities.
       ------------------------------

     (a) With respect to each tax year of the CSK Affiliated Group during the Term of this Agreement, Auto shall pay to CSK an amount equal to the portion of the Combined State Tax Liability of the CSK Affiliated Group for such tax year that is allocable to the Auto Group pursuant to an allocation method similar to the method set forth in Treasury Regulation (S) 1.1552-1(a)(2) or any comparable provision of state law as if there were two members of the CSK Affiliated Group, with those members of the Auto Group included within the Combined State Tax Return of the CSK Affiliated Group being the first member and all members of the CSK Group included within such Combined State Tax Return being the second member.

     (b) With respect to each tax year of the CSK Affiliated Group during the Term of this Agreement, Auto shall pay to CSK a further sum equal to the amount, if any, by which (i) the Combined State Tax Liability of the members of the Auto Group that are included within the Combined State Tax Return of the CSK Affiliated Group for such year determined as if the Auto Group filed a separate Combined State Tax Return for such year exceeds (ii) the amount allocated to the Auto Group for such tax year pursuant to Section 4(a) hereof in a manner similar to the percentage method set forth in Treasury Regulation (S)1.1502-33(d)(3) using 100% or any comparable provision of state law, as if there were two members of the CSK Affiliated Group, with those members of the Auto Group included within the Combined State Tax Return of the CSK Affiliated Group being the first member and those members of the CSK Group included within such Combined State Tax Return being the other member.

     (c) With respect to each tax year of the CSK Affiliated Group during the Term of this Agreement, CSK shall pay to Auto the amount, if any, by which (i) the Combined State Tax Liability of the CSK Group determined as if the members of the CSK Group that are included within the Combined State Tax Return of the CSK Affiliated Group for such year filed a Combined State Tax Return for such year, exceeds (ii) the Combined State Tax Liability of the CSK Affiliated Group allocable to the CSK Group pursuant to Section 4(a) hereof.

     (d) With respect to each tax year of the CSK Affiliated Group during the Term of this Agreement, the Auto Group shall pay to CSK:

          (i) within five (5) business days after notice thereof from CSK, the amounts payable under Sections 4(a) and 4(b) hereof, and

         (ii) after notice thereof from CSK but no earlier than three (3) business days prior to the date on which estimated tax payments on behalf of the CSK Affiliated Group would be required, the amount which CSK estimates would be payable by the Auto Group pursuant to sections of the relevant state tax statutes similar to Section 6655(d)(1)(A) and (B)(i) of the Code based upon 100% of the estimated tax liability for the Auto Group.

     (e) With respect to each tax year during the Term of this Agreement, CSK shall pay to Auto the amount payable under Section 4(c) hereof within five
   (5) business days after any Combined State Tax Return is filed.

     (f) In the event that it shall be subsequently determined that Auto has over-paid, or CSK has under-paid, any amounts payable under this Section 4 (whether such determination is made by CSK, is based upon the filing by CSK of any amended return or is based upon the results of any audit or the resolution of any tax controversy), then CSK shall promptly pay such difference to Auto. However, if it shall be subsequently determined that Auto has under-paid, or CSK has over-paid, any amount payable under this Section 4 (whether such determination is made by CSK, is based upon the filing by CSK of any amended return or is based upon the results of any audit or the resolution of any tax controversy), Auto shall promptly pay to CSK such amount upon demand.

   5.  Carrybacks of Departing Members. If a Departing Member shall incur a tax
       -------------------------------
attribute in a separate return limitation year which it desires to carry back to a taxable period in which such Departing Member was a member of the CSK Affiliated Group, the Departing Member shall furnish to CSK all data relating to the tax attribute, and CSK shall determine, in its sole discretion, whether to file a return reflecting such tax attribute carryback. If CSK determines to reflect such attribute, then the provisions of Section 3 and 4 shall apply to such Departing Member. Nothing herein shall be deemed to require any Departing Member to elect to carry back any tax attribute arising in any separate return limitation year to a taxable period in which such Departing member was a member of the CSK Group. All parties shall act reasonably in the application of this
Section 5. This Section 5 shall survive the expiration of the Term of this Agreement (in whole or with respect to any member).

   6.  Tax Audits. In the event that there shall be any audit or examination of
       ----------
any tax return or report of the CSK Affiliated Group, each corporation that was a member of the Auto Group during the tax year in question shall cooperate with CSK in connection therewith and, without limiting the generality of the foregoing, shall execute all protests, petitions and other documents and instruments determined by CSK to be necessary or desirable to resolve or respond to such audit or examination or any request for documents or information made by any taxing authority. The cost and expense of resolving or responding to such audit or examination or any request for documents or information made by any taxing authority, and of any protests, litigation and other proceeding commenced by or against CSK, the CSK Affiliated Group or any member of the CSK Affiliated Group shall be borne by the CSK Group or the Auto Group as CSK shall determine to be fair in light of the nature of the controversy and whether such matter relates to the tax liabilities of such member or members under this Agreement, the Code, the Treasury Regulations or the provisions of state or local law.

   7.  Obligations Under the Agreement.
       -------------------------------

     (a) This Agreement shall apply to all payments that would be due and payable hereunder after the date hereof, including without limitation any payment relating to a prior tax years of the CSK Affiliated Group that is not closed by the applicable statute of limitations. Accordingly, any adjustments with respect to tax years ended before the date hereof shall also be governed by Sections 3 and 4 hereof. Similarly, payments must be made under this Agreement with respect to the entire year which includes the date hereof.

     (b) The obligations of CSK and Auto under Sections 3 and 4 shall continue notwithstanding the expiration of the Term of this Agreement (in whole or with respect to any member). Each member of the Auto Group is jointly and severally liable for amounts payable by Auto pursuant to Sections 3 and 4, or for which the Auto Group is liable pursuant to Section 6. Each member of the CSK Group is jointly and severally liable for amounts payable by CSK pursuant to Section 3 and 4, or for which the CSK Group is liable pursuant to Section 6.

   8.  No Double Counting of Losses or Credits. If a loss or credit (or any
       ---------------------------------------
portion thereof) of any party to this Agreement is taken into account and absorbed into the computation of the payments for any taxable year under Section 3 or 4 of this Agreement, then such loss or credit (or portion thereof) shall not be treated as available to such party or otherwise taken into account in computing the payments to or from such party for any subsequent taxable year under Section 3 or 4 of this Agreement.

   9.  Continued Cooperation. With respect to any tax year of the CSK Affiliated
       ---------------------
Group to which this Agreement applies, during the Term of this Agreement and continuing until the expiration of the statute of limitations for assessment and collection of tax with respect to such tax year (including any waiver or extension of time) and three months thereafter, the corporations that were members of the CSK Group or the Auto Group during such tax year shall:

     (a) reasonably cooperate with the other in the preparation and filing of tax returns, information returns amended returns and claims for refund;

     (b) retain records, documents, accounting data, and other information (including computer data), which may be reasonably necessary to enable any member of the CSK Affiliated Group to prepare and file tax returns or to respond effectively to the audit of such returns; and

     (c) give any corporation that was a member of the CSK Group or the Auto Group during such tax year reasonable access to such records, documents, accounting data, and other information (including computer data) and to the appropriate personnel (insuring their cooperation) for the purpose of the preparation, review, or responding to the audit of such returns.

10.  Miscellaneous.
                                      -------------

     (a) This Agreement contains the entire agreement between the parties hereto with respect to the transactions and matters which are the subject hereof, and supersedes all prior agreements, arrangements or understandings with respect thereto.

     (b) The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (other than the choice of law principles thereof).

     (d) Any waiver of any term or condition of this Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this agreement shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

     (e) In the event that any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

     (f) Any notice or other communication required or permitted pursuant to this Agreement shall be in writing, and shall be deemed delivered (i) when delivered personally against receipt, (ii) on the next business day if sent by recognized overnight courier or by telecopy, or (iii) on the fifth day after mailing by certified or registered mail, return receipt requested, to the addressee at its address or telecopy number set forth on Schedule A hereto or to such other address or telecopy number as may be provided by notice hereunder.

     (g) The parties shall submit any dispute arising under this Agreement to arbitration in New York, New York by an arbitrator selected by CSK and Auto or if they cannot agree within 30 days, by three arbitrators, one selected by CSK, one selected by Auto, and the third selected by those two arbitrators. Each arbitrator must be an attorney or accountant specializing in the field of taxation. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association. The expenses of any arbitration (including without limitation any advance payment or deposit required in connection therewith and the arbitrators' fees, but excluding the fees and disbursements of the respective attorneys or other representatives or experts, if any, of the parties) shall be allocated by the arbitrator(s) based on the relative fault of the CSK Group and the Auto Group. The decision of the arbitrator(s) shall be conclusive and binding on the parties, and judgment on the arbitration award may be entered in any court of competent jurisdiction.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                    CSK GROUP, LTD.


                                    By:___________________________

                                    Name:_________________________

                                    Title:________________________


                                    CSK HOLDINGS, LTD.


                                    By:___________________________

                                    Name:_________________________

                                    Title:________________________


                                    CSK HOLDINGS II, LTD.

                                    By:___________________________

                                    Name:_________________________

                                    Title:________________________

                         CSK AUTO, INC.


                                 By:___________________________

                                 Name:_________________________

                                 Title:________________________


                 AUTO SUBSIDIARIES

                                 SCHUCK'S DISTRIBUTION CO.
                                 ______________________________


                                 By:___________________________

                                 Name:_________________________

                                 Title:________________________


                                 KAGEN AUTO SUPPLY CO.
                                 ______________________________


                                 By:___________________________

                                 Name:_________________________

                                 Title:________________________

                                                                      SCHEDULE A
                                                                      ----------

 CSK GROUP, LTD.
 _____________________
 _____________________
 Attn:________________
 Telecopier:__________


 CSK HOLDINGS, LTD.
 _____________________
 _____________________
 Attn:________________
 Telecopier:__________


 CSK HOLDINGS II, LTD.
 _____________________
 _____________________
 Attn:________________
 Telecopier:__________


 CSK AUTO, INC.
 _____________________
 _____________________
 Attn:________________
 Telecopier:__________


 SCHUCK'S DISTRIBUTION CO.
 _____________________
 _____________________
 Attn:________________
 Telecopier:__________


 KRAGEN AUTO SUPPLY CO.
 _____________________
 _____________________
 Attn:________________
 Telecopier:__________